Exhibit 99

INVESTOR CONTACT:	MEDIA CONTACT:
Keith Woodward	Kathryn Lovik
Senior Vice President and Chief Financial Officer	Global Communications Director
keith.woodward@tennantco.com	kathryn.lovik@tennantco.com
763-540-1205	763-540-1212

Tennant Company Reports 2018 Full-Year and Fourth-Quarter Results

Full-year 2018 organic sales growth of 5.5 percent and EBITDA achieved 10.8 percent of sales

Full-year cash flow from operations of $80.0 million, up 47.6 percent vs. last year

Organic sales increased 4.3 percent to $285.2 million in the fourth quarter

Fourth-quarter GAAP diluted earnings per share of $0.42; adjusted diluted EPS of $0.54 per share

Company provides 2019 guidance for net sales, EBITDA and EPS

MINNEAPOLIS, Feb. 21, 2019—Tennant Company (“Tennant”) (NYSE: TNC), a world leader in designing, manufacturing and marketing of solutions that help create a cleaner, safer, healthier world, today reported fourth-quarter and full year 2018 results.
2018 Full-Year Highlights
For the 2018 full year, net sales climbed 12.0 percent to $1.12 billion, or 5.5 percent on an organic basis, reflecting organic growth in all three regions across the globe. Adjusted EBITDA rose 18.9 percent to $120.8 million, or 10.8 percent of sales, compared to $101.6 million, or 10.1 percent of sales, last year. During the year, cash flow from operations improved by 47.6 percent to $80.0 million and the company paid down $38.3 million of our outstanding debt.
“Our full-year 2018 results illustrate strong top-line growth, disciplined expense management, and improved financial strength driving shareholder returns. For the full-year, Tennant achieved organic growth across all geographic regions and continued our trend of six consecutive quarters of achieving top-line organic growth. We also continued to make progress across several initiatives such as improved field-service utilization, strong expense management, cash flow improvement and ongoing debt reduction, all while continuing to invest for growth and successfully integrating the IPC business. While we clearly continue to be affected by headwinds in the form of tariffs, raw material price inflation, higher freight costs and a tight labor market, our ability to execute on our core strategies to diversify revenue streams, drive organizational efficiencies and improve our financial strength is creating a stronger Tennant. I believe the company is well-positioned for long-term, profitable growth,” said Chris Killingstad, Tennant Company's president and chief executive officer.

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Page 2 – Tennant Company Reports 2018 Fourth Quarter Results

Fourth-Quarter Operating Review
In the fourth-quarter 2018, Tennant’s consolidated net sales of $285.2 million grew approximately 2.1 percent over the same period last year. This includes a 2.0 percent reduction from foreign currency. On an organic basis, sales rose 4.3 percent.
Sales in the Americas region improved 4.2 percent, or 5.7 percent organically, reflecting strength in both the North America and Latin America regions. North America posted another positive organic growth quarter of 4.8 percent driven by continued strength in strategic accounts and distribution channels, along with continued growth in service and parts and consumables businesses. Sales in the Americas region also reflect 14.0 percent organic growth in the Latin American region reflecting broad-based strength in the region with particular strength in Mexico.
Sales in the Europe, Middle East and Africa (EMEA) region were up 1.0 percent, or 4.3 percent organically, reflecting strength in all channels and particular strength in Germany and France. Sales in the Asia Pacific (APAC) region declined 6.8 percent, or 3.4 percent organically, primarily reflecting a challenging year-over-year sales comparison.
Gross margin in the 2018 fourth quarter was 39.3 percent, compared to 40.8 percent in last year’s fourth quarter. The prior-year gross margin rate included a $1.2 million acquisition-related net adjustment. Excluding the net adjustment, the prior year gross margin rate was 40.3 percent. Historical gross margins have also been adjusted due to a reclassification of certain expenses impacting gross margin and selling and administrative expenses. There was no impact on operating profit or adjusted EBITDA. The impact of the reclassification in the fourth-quarter 2017 had the effect of reducing the gross margin rate by approximately 60 basis points and reducing the selling and administrative as a percent of sales by approximately 60 basis points. The numbers throughout this release and Supplemental Non-GAAP financial tables reflect the restated figures. Gross margin performance continues to primarily reflect higher levels of strategic accounts sales, higher freight costs, raw material price inflation and the continuing impact from tariffs. (See the Supplemental Non-GAAP Financial Table.)
Tennant’s 2018 fourth-quarter net earnings were $7.7 million, or $0.42 per diluted share, compared to a net loss of $3.2 million, or a loss of $0.18 per share, in the 2017 fourth quarter. Excluding the non-operational items, the 2018 fourth-quarter net earnings were $10.0 million, or $0.54 per diluted share, compared to $6.2 million, or $0.34 per diluted share, in the 2017 fourth quarter. Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) in the 2018 fourth quarter were $30.3 million, or 10.6 percent of sales, compared to $30.9 million, or 11.1 percent of sales, in the 2017 fourth quarter. (See the Supplemental Non-GAAP Financial Table.)
During the 2018 fourth quarter, Tennant generated $36.5 million in cash flow from operations, an increase of 65 percent compared to net cash flow from operations of $22.1 million in the 2017 fourth quarter. The company also reduced outstanding debt by $8.0 million and paid $4.0 million in cash dividends to shareholders during the fourth quarter.

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Page 3 – Tennant Company Reports 2018 Fourth Quarter Results

2019 Business Outlook
Killingstad concluded, “As we move into 2019, we remain focused on sustaining our growth momentum, improving our profitability, continuing our investment in innovation and managing a capital allocation strategy that balances effective investment in our business with cash returns for our shareholders.”
For 2019, Tennant provides the following guidance:

•	Net sales of $1.15 billion to $1.17 billion, reflecting organic sales growth of 2 to 3 percent;

•	Full-year reported GAAP earnings in the range of $2.05 to $2.25 per diluted share;

•	Adjusted EPS of $2.30 to $2.50 per diluted share;

•	Adjusted EBITDA of $129 million to $133 million;

•	Capital expenditures in the range of $40 million to $45 million; and

•	An effective tax rate of approximately 20 percent.

Conference Call
Tennant will host a conference call to discuss 2018 fourth-quarter results February 21, 2019, at 10 a.m. Central Time (11 a.m. Eastern Time). The conference call and accompanying slides will be available via webcast on Tennant's investor website. To listen to the call live and view the slide presentation, go to investors.tennantco.com and click on the link at the bottom of the home page. A taped replay of the conference call, with slides, will be available at investors.tennantco.com until March 21, 2019.

Company Profile
Founded in 1870, Tennant Company (TNC), headquartered in Minneapolis, Minnesota, is a world leader in designing, manufacturing and marketing solutions that empower customers to achieve quality cleaning performance, reduce their environmental impact and help create a cleaner, safer, healthier world. Its products include equipment for maintaining surfaces in industrial, commercial and outdoor environments; detergent-free and other sustainable cleaning technologies; cleaning tools and supplies; and coatings for protecting, repairing and upgrading surfaces. Tennant's global field service network is the most extensive in the industry. Tennant Company had sales of $1.12 billion in 2018 and has approximately 4,300 employees. Tennant has manufacturing operations throughout the world and sells products directly in 15 countries and through distributors in more than 100 countries. For more information, visit www.tennantco.com and www.ipcworldwide.com. The Tennant Company logo and other trademarks designated with the symbol “®” are trademarks of Tennant Company registered in the United States and/or other countries.

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Page 4 – Tennant Company Reports 2018 Fourth Quarter Results

Forward-Looking Statements
Certain statements contained in this document, as well as other written and oral statements made by us from time to time, are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements do not relate to strictly historical or current facts and provide current expectations or forecasts of future events. Any such expectations or forecasts of future events are subject to a variety of factors. These include factors that affect all businesses operating in a global market as well as matters specific to us and the markets we serve. Particular risks and uncertainties presently facing us include: our ability to effectively manage organizational changes; our ability to attract, retain and develop key personnel and create effective succession planning strategies; the competition in our business; fluctuations in the cost, quality or availability of raw materials and purchased components; our ability to successfully upgrade and evolve our information technology systems; our ability to develop and commercialize new innovative products and services; our ability to integrate acquisitions, including IPC and Gaomei; our ability to generate sufficient cash to satisfy our debt obligations; geopolitical and economic uncertainty throughout the world; our ability to successfully protect our information technology systems from cybersecurity risks; the occurrence of a significant business interruption; our ability to comply with laws and regulations; the potential disruption of our business from actions of activist investors or others; the relative strength of the U.S. dollar, which affects the cost of our materials and products purchased and sold internationally; unforeseen product liability claims or product quality issues; and our internal control over financial reporting risks resulting from our acquisitions of IPC and Gaomei.
We caution that forward-looking statements must be considered carefully and that actual results may differ in material ways due to risks and uncertainties both known and unknown. Information about factors that could materially affect our results can be found in our 2017 Form 10-K or 2018 Form 10-Qs. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.
We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Investors are advised to consult any further disclosures by us in our filings with the Securities and Exchange Commission and in other written statements on related subjects. It is not possible to anticipate or foresee all risk factors, and investors should not consider any list of such factors to be an exhaustive or complete list of all risks or uncertainties.
Non-GAAP Financial Measures
This news release and the related conference call include presentation of non-GAAP measures that include or exclude special items. Management believes that the non-GAAP measures provide useful information to investors regarding the company’s results of operations and financial condition because they permit a more meaningful comparison and understanding of Tennant Company’s operating performance for the current, past or future periods. Management uses these non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of the comparative operating performance of the company.

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Page 5 – Tennant Company Reports 2018 Fourth Quarter Results

We believe that disclosing Gross Profit – as adjusted, Gross Margin – as adjusted, Selling and Administrative Expense – as adjusted, Selling and Administrative Expense as a percent of Net Sales – as adjusted, Profit from Operations – as adjusted, Operating Margin – as adjusted, Profit Before Income Taxes – as adjusted, Income Tax Expense – as adjusted, Net Earnings Attributable to Tennant Company – as adjusted and Net Earnings Attributable to Tennant Company per Share – as adjusted (collectively, the “Non-GAAP Measures”), excluding the impacts from restructuring charge, inventory step-up, acquisition and integration costs, certain non-operational professional services, building design costs, gain on the sale of a business, pension curtailment gain/loss, certain tax related benefits/charges, and debt financing costs write-off, are useful to investors as a measure of operating performance. We use these as one measure to monitor and evaluate operating performance. The non-GAAP measures are financial measures that do not reflect United States Generally Accepted Accounting Principles (GAAP). We calculate Gross Profit – as adjusted, Gross Margin – as adjusted, Selling and Administrative Expense – as adjusted, Selling and Administrative Expense as a percent of Net Sales – as adjusted, Profit from Operations – as adjusted, Operating Margin – as adjusted, and Profit Before Income Taxes – as adjusted by adding back the pre-tax effect of the restructuring charge, inventory step-up, acquisition and integration costs, certain non-operational professional services, building design costs, gain on the sale of a business, and pension curtailment gain/loss. We calculate Income Tax Expense – as adjusted by adding back the tax effect of the restructuring charge, inventory step-up, acquisition and integration costs, certain non-operational professional services, building design costs, gain on the sale of a business, pension curtailment gain/loss, certain tax-related benefits/charges, and debt financing costs write-off. We calculate Net Earnings Attributable to Tennant Company – as adjusted by adding back the after-tax effect of the restructuring charge, inventory step-up, acquisition and integration costs, certain non-operational professional services, building design costs, gain on the sale of a business, pension curtailment gain/loss, certain tax-related benefits/charges, and debt financing costs write-off. We calculate Net Earnings Attributable to Tennant Company per Share – as adjusted by adding back the after-tax effect of the restructuring charge, inventory step-up, acquisition and integration costs, certain non-operational professional services, building design costs, gain on the sale of a business, pension curtailment gain/loss, certain tax-related benefits/charges, and debt financing costs write-off and dividing the result by the diluted weighted average shares outstanding.
We believe that disclosing Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and EBITDA Margin, excluding the impact from restructuring charge, acquisition and integration costs, certain non-operational professional services, building design costs, gain on the sale of a business, pension curtailment gain/loss, and debt financing costs write-off (EBITDA – as adjusted) and EBITDA Margin – as adjusted, is useful to investors as a measure of operating performance. We use these measures to monitor and evaluate operating performance. EBITDA – as adjusted and EBITDA Margin – as adjusted are financial measures that do not reflect GAAP. We calculate EBITDA – as adjusted by adding back the pre-tax effect of the restructuring charge, acquisition and integration costs, certain non-operational professional services, building design costs, gain on the sale of a business, pension curtailment gain/loss, and debt financing costs write-off, Interest Income, Interest Expense, Income Tax Expense, Depreciation Expense and Amortization Expense to Net Earnings (Loss) – as reported. We calculate EBITDA Margin – as adjusted by dividing EBITDA – as adjusted by Net Sales.
Investors should consider these non-GAAP financial measures in addition to, not as a substitute for, or better than, financial measures prepared in accordance with GAAP. Reconciliations of the components of these measures to the most directly comparable GAAP financial measures are included in the Supplemental Non-GAAP Financial Table to this earnings release.

FINANCIAL TABLES FOLLOW

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Page 6 – Tennant Company Reports 2018 Fourth Quarter Results

TENNANT COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except shares and per share data)	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2018	2017	2018	2017
Net Sales	$285,212	$279,295	$1,123,511	$1,003,066
Cost of Sales	173,040	165,429	678,478	603,253
Gross Profit	112,172	113,866	445,033	399,813
Gross Margin	39.3%	40.8%	39.6%	39.9%
Operating Expense:
Research and Development Expense	7,331	7,774	30,739	32,013
Selling and Administrative Expense	91,703	91,100	356,316	334,782
Total Operating Expense	99,034	98,874	387,055	366,795
Profit from Operations	13,138	14,992	57,978	33,018
Operating Margin	4.6%	5.4%	5.2%	3.3%
Other Income (Expense):
Interest Income	495	830	3,035	2,405
Interest Expense	(5,606)	(6,674)	(23,342)	(25,394)
Net Foreign Currency Transaction Gains (Losses)	280	(1,012)	(1,100)	(3,387)
Other Income (Expense), Net	161	(6,796)	(729)	(7,934)
Total Other Expense, Net	(4,670)	(13,652)	(22,136)	(34,310)
Profit (Loss) Before Income Taxes	8,468	1,340	35,842	(1,292)
Income Tax Expense	706	4,528	2,304	4,913
Net Earnings (Loss) Including Noncontrolling Interest	7,762	(3,188)	33,538	(6,205)
Net Earnings (Loss) Attributable to Noncontrolling Interest	45	18	126	(10)
Net Earnings (Loss) Attributable to Tennant Company	$7,717	$(3,206)	$33,412	$(6,195)

Net Earnings (Loss) Attributable to Tennant Company per Share:
Basic	$0.43	$(0.18)	$1.86	$(0.35)
Diluted	$0.42	$(0.18)	$1.82	$(0.35)

Weighted Average Shares Outstanding:
Basic	18,025,181	17,759,883	17,940,438	17,695,390
Diluted	18,328,359	17,759,883	18,338,569	17,695,390

Cash Dividends Declared per Common Share	$0.22	$0.21	$0.85	$0.84

GEOGRAPHICAL NET SALES(1) (Unaudited)

(In thousands)	Three Months Ended			Twelve Months Ended
	December 31			December 31
	2018	2017	%	2018	2017	%
Americas	$174,265	$167,321	4.2	$690,996	$640,274	7.9
Europe, Middle East and Africa	85,123	84,255	1.0	335,603	273,738	22.6
Asia Pacific	25,824	27,719	(6.8)	96,912	89,054	8.8
Total	$285,212	$279,295	2.1	$1,123,511	$1,003,066	12.0
(1) Net of intercompany sales.

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Page 7 – Tennant Company Reports 2018 Fourth Quarter Results

TENNANT COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)	December 31,	December 31,
	2018	2017
ASSETS
Current Assets:
Cash and Cash Equivalents	$85,609	$58,398
Restricted Cash	525	653
Net Receivables	216,170	209,516
Inventories	135,133	127,694
Prepaid Expenses	22,141	19,351
Other Current Assets	9,066	7,503
Total Current Assets	468,644	423,115
Property, Plant and Equipment	386,641	382,768
Accumulated Depreciation	(223,194)	(202,750)
Property, Plant and Equipment, Net	163,447	180,018
Deferred Income Taxes	15,489	11,134
Goodwill	182,671	186,044
Intangible Assets, Net	146,546	172,347
Other Assets	15,747	21,319
Total Assets	$992,544	$993,977

LIABILITIES AND TOTAL EQUITY
Current Liabilities:
Current Portion of Long-Term Debt	$27,005	$30,883
Accounts Payable	98,398	96,082
Employee Compensation and Benefits	49,453	37,257
Income Taxes Payable	2,123	2,838
Other Current Liabilities	71,895	69,447
Total Current Liabilities	248,874	236,507
Long-Term Liabilities:
Long-Term Debt	328,060	345,956
Employee-Related Benefits	21,110	23,867
Deferred Income Taxes	46,018	53,225
Other Liabilities	32,130	35,948
Total Long-Term Liabilities	427,318	458,996
Total Liabilities	676,192	695,503
Equity:
Common Stock	6,797	6,705
Additional Paid-In Capital	28,550	15,089
Retained Earnings	316,269	297,032
Accumulated Other Comprehensive Loss	(37,194)	(22,323)
Total Tennant Company Shareholders’ Equity	314,422	296,503
Noncontrolling Interest	1,930	1,971
Total Equity	316,352	298,474
Total Liabilities and Total Equity	$992,544	$993,977

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Page 8 – Tennant Company Reports 2018 Fourth Quarter Results

TENNANT COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)	Twelve Months Ended
	December 31
	2018	2017
OPERATING ACTIVITIES
Net Earnings (Loss) Including Noncontrolling Interest	$33,538	$(6,205)
Adjustments to reconcile Net Earnings (Loss) to Net Cash Provided by Operating Activities:
Depreciation	32,291	26,199
Amortization of Intangible Assets	22,129	17,054
Amortization of Debt Issuance Costs	2,353	1,779
Debt Issuance Cost Charges Related to Short-Term Financing	—	6,200
Fair Value Step-Up Adjustment to Acquired Inventory	—	7,245
Deferred Income Taxes	(10,862)	(6,095)
Share-Based Compensation Expense	8,314	5,891
Allowance for Doubtful Accounts and Returns	768	1,602
Other, Net	(436)	364
Changes in Operating Assets and Liabilities, Net of Assets Acquired:
Receivables, Net	(7,618)	(14,381)
Inventories	(16,557)	(2,898)
Accounts Payable	4,569	10,849
Employee Compensation and Benefits	12,649	(7,780)
Other Current Liabilities	722	14,560
Income Taxes	(1,383)	285
Other Assets and Liabilities	(507)	(495)
Net Cash Provided by Operating Activities	79,970	54,174

INVESTING ACTIVITIES
Purchases of Property, Plant and Equipment	(18,780)	(20,437)
Proceeds from Disposals of Property, Plant and Equipment	112	2,511
Proceeds from Principal Payments Received on Long-Term Note Receivable	1,416	667
Issuance of Long-Term Note Receivable	—	(1,500)
Proceeds from Sale of Business	4,000	—
Acquisition of Business, Net of Cash, Cash Equivalents and Restricted Cash Acquired	—	(354,073)
Purchase of Intangible Assets	(2,775)	(2,500)
Net Cash Used in Investing Activities	(16,027)	(375,332)

FINANCING ACTIVITIES
Proceeds from Short-Term Debt	3,926	303,000
Repayments of Short-Term Debt	—	(303,000)
Proceeds from Issuance of Long-Term Debt	11,000	440,000
Payments of Long-Term Debt	(38,255)	(96,248)
Payments of Debt Issuance Costs	—	(16,482)
Change in Capital Lease Obligations	14	311
Proceeds from Issuances of Common Stock	5,880	6,875
Purchase of Noncontrolling Owner Interest	—	(30)
Dividends Paid	(15,343)	(14,953)
Net Cash (Used in) Provided by Financing Activities	(32,778)	319,473

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Page 9 – Tennant Company Reports 2018 Fourth Quarter Results

Effect of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	(4,082)	2,186

Net Increase in Cash, Cash Equivalents and Restricted Cash	27,083	501

Cash, Cash Equivalents and Restricted Cash at Beginning of Period	59,051	58,550

Cash, Cash Equivalents and Restricted Cash at End of Period	$86,134	$59,051

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Page 10 – Tennant Company Reports 2018 Fourth Quarter Results

TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In thousands, except per share data)	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2018	2017	2018	2017

Gross Profit - as reported	$112,172	$113,866	$445,033	$399,813
Gross Margin - as reported	39.3%	40.8%	39.6%	39.9%
Adjustments:
Inventory Step-Up	—	(1,200)	—	7,245
Gross Profit - as adjusted	$112,172	$112,666	$445,033	$407,058
Gross Margin - as adjusted	39.3%	40.3%	39.6%	40.6%

Selling and Administrative Expense - as reported	$91,703	$91,100	$356,316	$334,782
Selling and Administrative Expense as a percent of Net Sales - as reported	32.2%	32.6%	31.7%	33.4%
Adjustments:
Acquisition and Integration Costs	(1,524)	(2,117)	(6,869)	(10,560)
Restructuring Charge	(1,032)	(2,501)	(1,032)	(10,519)
Professional Services	(123)	—	(1,914)	—
Building Design Costs	(1,556)	—	(1,556)	—
Gain on Sale of Business	—	—	955	—
Selling and Administrative Expense - as adjusted	$87,468	$86,482	$345,900	$313,703
Selling and Administrative Expense as a percent of Net Sales - as adjusted	30.7%	31.0%	30.8%	31.3%

Profit from Operations - as reported	$13,138	$14,992	$57,978	$33,018
Operating Margin - as reported	4.6%	5.4%	5.2%	3.3%
Adjustments:
Acquisition and Integration Costs	1,524	2,117	6,869	10,560
Restructuring Charge	1,032	2,501	1,032	10,519
Professional Services	123	—	1,914	—
Building Design Costs	1,556	—	1,556	—
Gain on Sale of Business	—	—	(955)	—
Inventory Step-Up	—	(1,200)	—	7,245
Profit from Operations - as adjusted	$17,373	$18,410	$68,394	$61,342
Operating Margin - as adjusted	6.1%	6.6%	6.1%	6.1%

Profit (Loss) Before Income Taxes - as reported	$8,468	$1,340	$35,842	$(1,292)
Adjustments:
Acquisition and Integration Costs	1,524	2,117	6,869	10,560
Acquisition Costs (Other Expense, Net)	—	814	—	814
Restructuring Charge	1,032	2,501	1,032	10,519
Professional Services	123	—	1,914	—
Building Design Costs	1,556	—	1,556	—
Gain on Sale of Business	—	—	(955)	—
Pension Curtailment (Gain)/Settlement Loss	(165)	6,168	(165)	6,373
Inventory Step-Up	—	(1,200)	—	7,245
Financing Costs	—	—	—	7,378
Profit Before Income Taxes - as adjusted	$12,538	$11,740	$46,093	$41,597

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Page 11 – Tennant Company Reports 2018 Fourth Quarter Results

TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In thousands, except per share data)	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2018	2017	2018	2017

Income Tax Expense - as reported	$706	$4,528	$2,304	$4,913
Adjustments:
Acquisition Tax Adjustment	883	—	883	—
Tax Rate Legislation and Mandatory Repatriation	—	(2,388)	362	(2,388)
Acquisition and Integration Costs(1)	336	549	1,507	812
Restructuring Charge(1)	158	725	158	2,959
Professional Services(1)	30	—	469	—
Building Design Costs(1)	381	—	381	—
Gain on Sale of Business(1)	—	—	(234)	—
Pension Curtailment (Gain)/Settlement Loss(1)	(31)	2,307	(31)	2,354
Financing Costs(1)	—	—	—	2,759
Inventory Step-Up(1)	—	(348)	—	2,008
Acquisition Costs (Other Expense, Net)(1)	—	154	—	154
Income Tax Expense - as adjusted	$2,463	$5,527	$5,799	$13,571

Net Earnings (Loss) Attributable to Tennant Company - as reported	$7,717	$(3,206)	$33,412	$(6,195)
Adjustments:
Acquisition Tax Adjustment	(883)	—	(883)	—
Tax Rate Legislation and Mandatory Repatriation	—	2,388	(362)	2,388
Acquisition and Integration Costs	1,188	1,568	5,363	9,748
Restructuring Charge	874	1,775	874	7,559
Professional Services	93	—	1,445	—
Building Design Costs	1,175	—	1,175	—
Gain on Sale of Business	—	—	(721)	—
Pension Curtailment (Gain)/Settlement Loss	(134)	3,862	(134)	4,020
Financing Costs	—	—	—	4,619
Inventory Step-Up	—	(852)	—	5,237
Acquisition Costs (Other Expense, Net)	—	660	—	660
Net Earnings Attributable to Tennant Company - as adjusted	$10,030	$6,195	$40,169	$28,036

Net Earnings (Loss) Attributable to Tennant Company per Share - as reported:
Diluted	$0.42	$(0.18)	$1.82	$(0.35)
Adjustments:
Acquisition Tax Adjustment	(0.05)	—	(0.05)	—
Tax Rate Legislation and Mandatory Repatriation	—	0.13	(0.02)	0.14
Acquisition and Integration Costs	0.06	0.09	0.29	0.55
Restructuring Charge	0.05	0.10	0.05	0.43
Professional Services	0.01	—	0.08	—
Building Design Costs	0.06	—	0.06	—
Gain on Sale of Business	—	—	(0.04)	—
Pension Curtailment (Gain)/Settlement Loss	(0.01)	0.22	(0.01)	0.23
Financing Costs	—	—	—	0.26
Inventory Step-Up	—	(0.05)	—	0.30
Acquisition Costs (Other Expense, Net)	—	0.04	—	0.04
Adjustment from Impact of Using Diluted Shares	—	(0.01)	—	(0.06)
Net Earnings Attributable to Tennant Company per Share - as adjusted	$0.54	$0.34	$2.18	$1.54

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Page 12 – Tennant Company Reports 2018 Fourth Quarter Results

(1)	In determining the tax impact, we applied the statutory rate in effect for each jurisdiction where expenses were incurred and deductible for tax purposes.

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Page 13 – Tennant Company Reports 2018 Fourth Quarter Results

TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In thousands, except per share data)	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2018	2017	2018	2017

Net Earnings (Loss) Including Noncontrolling Interest - as reported	$7,762	$(3,188)	$33,538	$(6,205)
Adjustments:
Interest Income	(495)	(830)	(3,035)	(2,405)
Interest Expense	5,606	6,674	23,342	25,394
Income Tax Expense	706	4,528	2,304	4,913
Depreciation Expense	7,881	7,684	32,291	26,199
Amortization Expense	4,751	5,624	22,129	17,054
Acquisition and Integration Costs	1,524	2,931	6,869	11,374
Restructuring Charge	1,032	2,501	1,032	10,519
Professional Services	123	—	1,914	—
Building Design Costs	1,556	—	1,556	—
Gain on Sale of Business	—	—	(955)	—
Pension Curtailment (Gain)/Settlement Loss	(165)	6,168	(165)	6,373
Inventory Step-Up	—	(1,200)	—	7,245
Acquisition Related Currency Loss	—	—	—	1,178
Earnings Before Interest, Taxes, Depreciation & Amortization - as adjusted	$30,281	$30,892	$120,820	$101,639
EBITDA Margin - as adjusted	10.6%	11.1%	10.8%	10.1%

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